UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – February 17, 2014

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 20, 2014, West Pharmaceutical Services, Inc. (Company) issued a press release announcing its fourth quarter and full year 2013 financial results. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

A copy of the Company’s presentation materials used during the call will be available for 30 days through the Investors link at the Company’s website, http://www.westpharma.com, and is also attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 17, 2014, the Board of Directors increased the size of the Board from ten to eleven directors and appointed Myla Lai-Goldman, M.D., as a director. The Board made the new appointment in anticipation of the May 2014 retirement of L. Robert Johnson under the Board’s retirement policy. Dr. Lai-Goldman has agreed to stand for election at the 2014 Annual Meeting of Shareholders and has been assigned to the Innovation and Technology Board committee.

Dr. Lai-Goldman will be entitled to the customary compensation arrangements for the Company’s non-employee directors, which consists of a $70,000 annual retainer and an annual grant in May of stock-settled restricted stock units in the amount of $130,000. In addition, she will be eligible to participate in our Director Deferred Compensation Plan. The Company’s most recent proxy statement, filed with the Securities and Exchange Commission on March 27, 2013, describes these arrangements under the heading “2012 Director Compensation.”

Dr. Lai-Goldman will enter into our standard form of indemnification agreement, the form of which was included as Exhibit 10.1 to our Current Report on Form 8-K filed January 6, 2009.

There were no arrangements or understandings between Dr. Lai-Goldman and any other person pursuant to which she was elected as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, between the Company and Dr. Lai-Goldman.

(e) On February 18, 2014, the Board approved a revision to the Long Term Incentive Plan to provide for continued vesting of future awards upon an executive officer’s retirement, provided the executive officer: (i) has been employed by the Company for 10 years; (ii) is at least 57 years of age; and (iii) has not been terminated for “cause” as defined under the 2011 Omnibus Incentive Compensation Plan.

Under the revised policy, vesting will continue unless the executive officer: (i) competes with the Company at any time during the vesting period; (ii) fails to comply with the terms of his or her confidentiality agreement; or (iii) the Company determines, in its sole discretion, that the executive should have been terminated for cause. The awards will remain subject to the Incentive Compensation Recovery Policy during the vesting period. Continued vesting will not apply to awards made during the year in which the executive retires, unless he or she retires after September 30th.

Item 7.01 Regulation FD Disclosure.

On February 20, 2014, the Company issued a press release announcing the appointment of Dr. Lai-Goldman to the Board and approval of a second quarter dividend which will be paid on May 7, 2014 to shareholders of record on April 23, 2014. A copy of the press release is attached to this Report as Exhibit 99.3.

The information set forth in "Item 2.02 Results of Operations and Financial Condition," including the exhibit referred to therein, is incorporated herein by reference.

The information included in Items 2.02 and 7.01 (including the exhibits attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (Exchange Act) or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit 99.1	West Pharmaceutical Services, Inc. Earnings Press Release, dated February 20, 2014.
	Exhibit 99.2	West Pharmaceutical Services, Inc. Presentation Slides.
	Exhibit 99.3	West Pharmaceutical Services, Inc. Press Release, dated February 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ William J. Federici
William J. Federici
Senior Vice President and Chief Financial Officer

February 20, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	West Pharmaceutical Services, Inc. Earnings Press Release, dated February 20, 2014.
99.2	West Pharmaceutical Services, Inc. Presentation Slides.
99.3	West Pharmaceutical Services, Inc. Press Release, dated February 20, 2014.

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